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                                                                    EXHIBIT 21-2

            SUBSIDIARIES OF DTE ENERGY COMPANY THE DETROIT EDISON
                                   COMPANY

                              DTE ENERGY COMPANY

THE DETROIT EDISON COMPANY

         Midwest Energy Resources Company
         St. Clair Energy Corporation
         The Edison Illuminating Company of Detroit

DE ENERGY SERVICES, INC.

         DTE BIOMASS ENERGY, INC.

                  Alabama Energy Systems, Inc.
                  Belleville Gas Producers, Inc.
                  DTE Arbor Gas Producers, Inc.
                  Escambia Gas Producers, Inc.
                  FW Gas Producers, Inc.
                  Orlando Gas Producers, Inc.
                  Plainville Gas Producers, Inc.
                  RES Power, Inc.
                  Riverview Gas Producers, Inc.
                  Sonoma Energy Systems, Inc.
                  Winston Gas Producers, Inc.
                  Fayetteville Gas Producers, Inc.
                  Lycoming Gas Producers, Inc.
                  Roxana Gas Producers, Inc.
                  Adrain Gas Producers, L.L.C.
                  Wichita Gas Producers, L.L.C.
                  Sacramento Gas Producers, L.L.C.
                  Salem Energy Systems, L.L.C.
                  Winston Gas Producers, L.L.C.

         DTE ENERGY SERVICES, INC.

                  PCI Enterprises Company
                  EES Coke Battery Company, Inc.
                  DTE ES Holdings, Inc.
                  DTE Indiana Harbor Coke, L.C.C. (Delaware)

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         DTE COAL SERVICES, INC.

                  DTE CS Rail Services, Inc.

EDISON DEVELOPMENT CORPORATION

         EdVenture Capital Corp.
         Plug Power L.L.C. (Delaware)

DTE ENERGY TRADING, INC.

GREAT LAKES ENERGY PRODUCTS, INC.

         DTE CoEnergy, L.L.C.

SYNDECO REALTY CORPORATION

DTE ENGINEERING SERVICE, INC.

DTE EDISON AMERICA, INC.

DTE CAPITAL CORPORATION


ALL SUBSIDIARIES ARE INCORPORATED IN MICHIGAN, UNLESS OTHERWISE NOTED.